Exhibit 10.9

Supplementary Agreement to the Control Documents

This Supplementary Agreement to the Control Documents (Agreement) is entered into on 2 April 2013 in Beijing, People’s Republic of China (PRC)

by and among

(1)	Beijing Qunar Software Technology Co., Ltd. ( ), a wholly foreign-owned enterprise organized and existing under the laws of the PRC with its registered office at Room 1701-1707 and 1710-1720, Weiya Building, No.18, Yard 29, Suzhou Street, Haidian District, Beijing (WFOE);

(2)	Beijing Qu Na Information Technology Co., Ltd. ( ), a limited liability company organized and existing under the laws of the PRC with its registered office at Room 1709, F17, Weiya Building, No.29 Suzhou Street, Haidian District, Beijing (Beijing Qunar);

(3)	Qunar Cayman Islands Limited, a Cayman Islands exempted company (Qunar Cayman);

(4)	Zhuang Chenchao, a PRC citizen, holder of PRC Identity Card No. 310107197603264035, with his contact address at Room 204, No.5 of 285 Nong, Xincun Road, Putuo District, Shanghai (Shareholder A);

(5)	Zhang Dongchen, a PRC citizen, ID card number 110103197708030953 of No.2 of Middle Door of East Tower, No.98 of Xicaoshi East Avenue, Chongwen District, Beijing, China. (Shareholder B);

(Shareholder A and Shareholder B are hereinafter collectively referred to as the “Shareholders”; Shareholder A, Shareholder B, WFOE, Beijing Qunar and Qunar Cayman are each hereinafter individually referred to as a “Party” and collectively the “Parties”.)

RECITALS

The relevant Parties entered into the following agreements (“Control Agreements”) on 10 October 2012:

•	Beijing Qunar and the WFOE entered into the Restated Exclusive Technical Consulting and Services Agreement;

•	The WFOE and the Shareholders entered into Restated Loan Agreement;

•	Beijing Qunar, WFOE, the Shareholders and Qunar Cayman entered into the Restated Equity Option Agreement.

•	WFOE and the Shareholders entered into the Equity Pledge Agreement.

•

Each of the Shareholders executed the Power of Attorney to the WFOE and its successors or any of its designated entities to exercise certain rights and powers during the term of this power of attorney.

The Parties agree to supplement the Control Agreements as follows:

1.	Restated Exclusive Technical Consulting and Services Agreement

Replacement of the existing Article 8 with:

8. Term and Extension. The Restated Exclusive Technical Consulting and Services Agreement shall enter into effect as of the date first indicated above and shall continue to be in effect until it is terminated by Party B.

2.	Restated Loan Agreement

Insertion of a new sub-section in Article 6.1.2:

The Shareholders agree that the total consideration received from the transfer of any part of the Equity Interests or sale of assets of the affiliated Chinese entities shall first be applied to the outstanding balance under the Restated Loan Agreement and the Restated Exclusive Technical Consulting and Services Agreement. After full repayment of the outstanding balance, any remaining consideration will be remitted in full to WFOE as a nonreciprocal transfer. If such transfer is prohibited by PRC law, the Shareholders will remit the remaining consideration to WFOE or its designees in a manner permitted under PRC law.

3.	Restated Equity Option Agreement

(1) Add the following language in the end of Article2.3:

Should Party B or Party C breach any clause in the Restated Equity Option Agreement, Qunar Cayman can unilaterally exercise its right to obtain the equity interests in Party D held by such breaching Shareholder as such equity interests have already been pledged to WFOE.

(2) Add the following languages in the end of Article2.4.1:

a) The method of payment of the total consideration shall be determined at the discretion of Qunar Cayman.

b) The Shareholders agree that the total consideration received from the transfer of any part of the Equity Interests or sale of assets of the affiliated Chinese entities shall first be applied to the outstanding balance under the Loan Agreement and the Consulting Agreement. After full repayment of the outstanding balance, any remaining consideration will be remitted in full to Qunar Cayman as a nonreciprocal transfer. If such transfer is prohibited by PRC law, the Shareholders will remit the remaining consideration to Qunar Cayman or its designees in a manner permitted under PRC law.

4.	Equity Pledge Agreement

Add the following language in the end of Article5.1:

The Shareholders agree that the total consideration received from the transfer of any part of the Equity Interests or sale of assets of the Beijing Qu Na shall first be applied to the outstanding balance under the Restated Loan Agreement and the Restated Exclusive Technical Consulting and Services Agreement. After full repayment of the outstanding balance, any remaining consideration will be remitted in full to WFOE as a nonreciprocal transfer. If such transfer is prohibited by PRC law, the Shareholders will remit the remaining consideration to WFOE or its designees in a manner permitted under PRC law.

5.	No Further Amendments

Other than the revisions set out above, the Parties agree that the provisions of the Control Documents shall remain unchanged.

6.	Effectiveness, Integrity

The Parties agree that the Control Documents and this Agreement shall be deemed to be valid, binding and enforceable from 10 October 2012. This Agreement will form an integral part of the Control Documents. Matters that are not provided for in this Agreement shall be subject to the provisions of the Control Documents. In the event of conflict between this Agreement and the Control Documents, this Agreement shall prevail.

7.	Definitions

Unless otherwise stated hereof, defined terms herein shall have the same meanings as in the Control Documents.

8.	Counterparties

This Agreement has been executed in 5 sets of originals in English, with each Party retaining 1 original copy.

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IN WITNESS WHEREOF, the Parties hereto have executed or caused this Agreement to be executed by their duly authorized representatives (as the case may be) as of the date first indicated above.

Beijing Qunar Software Technology Co., Ltd.

Signature :	/s/ affixed with corporate seal of Beijing Qunar Software
Technology Co., Ltd.
Authorized Representative:

Beijing Qu Na Information Technology Co., Ltd.

Signature :	/s/ affixed with corporate seal of Beijing Qu Na Information
Technology Co., Ltd.
Authorized Representative:

Qunar Cayman Islands Limited

Signature :	/s/ ZHUANG Chenchao
Authorized Representative:

Zhuang Chenchao

Signature :	/s/ ZHUANG Chenchao

Zhang Dongchen

Signature :	/s/ ZHANG Dongchen